NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the ____ day of April, 2008, by and between Morlex, Inc. (the “Company”), a corporation organized under the laws of the State of Colorado, and ______________ (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

SECTION 1. Agreement to Sell and Purchase Notes. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of each of the parties to each other, the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, Junior Convertible Unsecured Notes of the Company, substantially in the form attached hereto as Exhibit A (the “Junior Convertible Notes”), in the principal amount as set forth on the signature page to this Agreement (the “Principal Amount”).

SECTION 2. Payment for and Delivery of Notes; Closing.

(a) The purchase price for the Junior Convertible Notes (the “Purchase Price”) shall be the Principal Amount thereof set forth on the signature page to this Agreement. The Purchaser will pay the Purchase Price to the Company by cashier’s check or wire transfer of immediately available funds, as directed by the Company, at the Closing. Upon receipt by the Company of the Purchase Price, the Company shall deliver to the Purchaser the Junior Convertible Notes in the Principal Amount.

(b)The closing of the purchase and sale of the Junior Convertible Notes pursuant to this Agreement (the “Closing”), shall occur on or before April [__], 2008, upon the satisfaction of the closing conditions set forth in Article 5 below, at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York, 10022 or at such other time and/or location as the parties shall mutually agree.

SECTION 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had and does not have a material adverse effect on the Company.

3.2 Capitalization. The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $.001 per share (the “Company Common Stock”). As of the date of this Agreement, the Company has 1,501,765 shares of Company Common Stock issued and 1,280,160 shares of Company Common Stock outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. After giving effect to the Merger Transactions (as defined in Section 5.1(d)), the Company will have 20,045,492 shares of Company Common Stock issued and outstanding, all of which will have been duly authorized, validly issued, fully paid and non-assessable. The Company Common Stock is presently eligible for quotation and trading on the Over-the-Counter Bulletin Board (the “OTCBB”) in all 50 states of the United States and is not subject to any notice of suspension or delisting.  The Company Common Stock is eligible for registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of the issued and outstanding shares of Company Common Stock were issued in compliance with all applicable laws including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and applicable “blue sky laws”. Except as set forth on Schedule 3.2 of the Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, registration rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person.

3.3  Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, the Junior Convertible Note and the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), to perform its obligations hereunder and to consummate the transactions contemplated hereby to which it is a party. The execution and delivery of this Agreement and the Junior Convertible Note by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the Junior Convertible Note or to consummate the transactions contemplated pursuant to this Agreement or the Junior Convertible Note. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and, when executed by the Company at the closing, each of the Junior Convertible Note and the Registration Rights Agreement will have been duly and validly executed and delivered by the Company, and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, to the extent such enforceability may be limited by (i) laws relating to specific performance, injunctive relief or other equitable remedies and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

3.4  No Conflicts, Required Filings and Consents. The execution and delivery of this Agreement, the Junior Convertible Note and the Registration Rights Agreement by the Company does not and will not, and the performance of this Agreement, Junior Convertible Note and the Registration Rights Agreement by the Company will not: (i) conflict with or violate the articles of incorporation or by-laws of the Company, (ii) conflict with or violate any laws applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

3.5  SEC Reports. The Company has filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, registration statements and preliminary or definitive proxy or information statements required to be filed by it with the SEC since December 31, 2005 (such reports, the “Company SEC Reports”). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates of filing, all SEC Reports filed by the Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Company SEC Reports.

3.6  Compliance with Laws.  Except as set forth in Schedule 3.6 of the Disclosure Schedule: (a) the Company is in compliance in all material respects with each law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (b) the Company has not received any notice or other communication (whether oral or written) from any governmental entity or any other person regarding any actual, alleged, possible, or potential violation of or failure on the part of the Company to comply in all material respects with, any law. Except as set forth in Schedule 3.6 of the Disclosure Schedule, the Company holds and maintains in full force and effect all material governmental authorizations required to conduct its business in the manner and in all such jurisdictions as it is currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such assets.

3.7  Litigation. Except as set forth on Schedule 3.7 of the Disclosure Schedule, there is no suit, action or proceeding pending or, to the Company’s knowledge, threatened against the Company, nor is there any judgment, decree, injunction or order of any governmental entity or arbitrator outstanding against the Company.

3.8  Brokers. No agent, broker, finder, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or other similar commission or fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company

3.9 Taxes. The Company has filed in a timely manner all federal, state and local tax returns that it has been required to file, and has paid in a timely manner all taxes shown thereon as owing. The Company has not incurred any tax liabilities except in the ordinary course of business. The Company knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against Company by any taxing authority or any grounds for any such assessment.

3.10 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 3, the Company makes no representation or warranty to the Purchaser, express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Authority Relative to this Agreement. The Purchaser has all necessary power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby to which it is a party. The execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except, in each case, to the extent such enforceability may be limited by (i) laws relating to specific performance, injunctive relief or other equitable remedies and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

4.2 No Conflicts, Required Filings and Consents. The execution and delivery of this Agreement by the Purchaser does not and will not, and the performance of this Agreement by the Purchaser will not: (i) conflict with or violate the articles of incorporation or by-laws of the Purchaser, (ii) conflict with or violate any laws applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Purchaser pursuant to, any contract to which the Purchaser is a party or by which the Purchaser or any property or asset of the Purchaser is bound or affected.

4.3 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated hereby or to recover damages as a result of the consummation of such transactions. The Purchaser has not been and is not currently the subject of an investigation or inquiry by the SEC, the Financial Industry Regulatory Authority or any state securities commission.

4.4 Qualifications of Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Junior Convertible Notes and has the capacity to protect its own interests. The Purchaser is aware that an investment in the Junior Convertible Notes is highly speculative and that there can be no assurance as to what return, if any, there may be in such investment. At the time the Purchaser was offered the Junior Convertible Notes, the Purchaser was, and at the date hereof is, and on the date of the Closing will be, an “accredited investor,” as defined in Regulation D under the Securities Act.

4.5 Access to Information. The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to invest in the Junior Convertible Notes, including without limitation, all information with respect to the Merger Transactions. The Purchaser understands that the Company is still in the development stage and does not have operating revenues.

4.6 Investment Intent. The Purchaser is acquiring the Junior Convertible Notes in the ordinary course of its business and for its own account for investment only and with no present intention of reselling or distributing any of the Junior Convertible Notes, any interest in any of the Junior Convertible Notes or any shares of Company Common Stock issuable upon conversion thereof, or entering into any arrangement or understanding with any other person regarding such a resale or distribution. The Purchaser is able to bear the economic risks associated with the Purchaser’s investment in the Junior Convertible Notes, including the potential loss of the Purchaser’s entire investment.

4.7 General Solicitation. The Purchaser is not purchasing the Junior Convertible Notes as a result of any advertisement, article, notice or other communication regarding the Junior Convertible Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.8 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 4, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 5.  Closing Conditions.

5.1 Conditions to the Obligations of the Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

  (a) the accuracy in all material respects when made and on the Closing of the representations and warranties of the Purchaser contained herein;

  (b) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing shall have been performed;

  (c) the simultaneous issuance and sale by the Company of junior convertible unsecured notes in the principal amount, together with the Principal Amount of the Junior Convertible Notes sold pursuant to this Agreement, of at least $1,000,000;

  (d) the conditions to the consummation of the transactions contemplated pursuant to that certain (i) Agreement and Plan of Merger among the Company, RHI Merger Sub, Inc., and Rightside Holdings, Inc., dated as of February 7, 2007, and (ii) Agreement and Plan of Merger among the Company, DMG Merger Sub, Inc., and Duncan Media Group, Inc., dated as of February 7, 2007 (collectively, the “Merger Transactions”), shall have been satisfied or waived, and the Merger Transactions shall have been consummated immediately following the Closing; and

  (e) the Purchaser shall have delivered the Purchase Price to the Company.

5.2  Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

  (a) the accuracy in all material respects on the Closing of the representations and warranties of the Company contained herein;

  (b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

  (c) the conditions to the consummation of the Merger Transactions shall have been satisfied or waived, and the Merger Transactions shall have been consummated immediately following the Closing;

  (d) the Company and the Purchaser shall have entered into a Registration Rights Agreement; and

  (e)the Company shall have executed and delivered Junior Convertible Notes in the Principal Amount to the Purchaser.

SECTION 6. Covenants.

6.1 Resale Restrictions. The Purchaser acknowledges and understands that the Junior Convertible Notes and the shares of Company Common Stock issuable upon conversion of the Junior Convertible Notes (the “Shares” and, together with the Junior Convertible Notes, the “Securities”) are "restricted securities" as defined in Rule 144 under the Securities Act and that a legend to such effect will be placed on the certificates representing any of the Securities. The Purchaser hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any of the Securities unless such offer or sale is made (i) pursuant to an effective registration under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser agrees that it will not engage in hedging transactions with regard to the Security other than in compliance with the Securities Act. A proposed transfer shall be deemed to comply with this Section 6.1 if the Purchaser delivers to the Company a legal opinion in form and substance satisfactory to the Purchaser from counsel satisfactory to the Purchaser to the effect that such transfer complies with this Section 6.1.

6.3 Drag Along Rights. The Purchaser agrees to be bound by drag-along rights whereby if a majority of the holders of the Company Common Stock agree to a merger, consolidation, sale of a majority of the shares of Company Common Stock or of all or substantially all of its assets, or liquidation of the Company, the Purchaser shall consent to and raise no objections to any such transaction; provided that all shareholders of each class of the Company’s capital stock receive the same consideration per share.

SECTION 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Morlex, Inc.
420 Lexington Avenue
Suite 450
New York, NY 10170
Attention: Richard Berman
Telephone: (212) 581-5150
Facsimile: (212) 581-5198

with a copy to:

Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Attention: Jane Greyf, Esq..
Telephone: (212) 940-3155
Facsimile: (866) 516-0358

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)
if to the Purchaser, to the address of the Purchaser set forth on the signature page of this Agreement or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 8. Assignment. Neither party hereto may assign or delegate any of such party’s rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. No person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto.

SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 10 . Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed within such state.

SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Morlex, Inc.

By:
Name:
Title:

Purchaser:

By:
Name:
Title:

Principal Amount:

Purchaser Address:

Exhibit A

Form of Junior Convertible Note

Exhibit B

Form of Registration Rights Agreement